UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NextCure, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0- 11.

NextCure, Inc.

9000 Virginia Manor Road, Suite 200

Beltsville, Maryland 20705

SUPPLEMENTAL MATERIAL TO THE PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FRIDAY, JUNE 20, 2025

This Supplement dated May 19, 2025 supplements the Proxy Statement of NextCure, Inc. (the “Company”) dated April 25, 2025 (the “Proxy Statement”) in connection with the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”).

Appointment of Proxy Solicitor

The Company has hired Campaign Management LLC to solicit proxies with respect to the Annual Meeting, for a fee of $8,500, plus reasonable expenses, associated with these services.

This Supplement to the Proxy Statement is first being released to stockholders on or about May 19, 2025, and should be read together with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.